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                                                                   Exhibit 4.21



                     SECOND AMENDMENT TO SENIOR SUBORDINATED
                       SECURED NOTE PURCHASE AGREEMENT AND
                        WAIVER AND FORBEARANCE AGREEMENT

         This Second Amendment to Senior Subordinated Secured Note Purchase Agreement and Waiver and Forbearance Agreement, dated as of April 13, 2001 (this "AMENDMENT"), is entered into among National Record Mart, Inc., a Delaware corporation (the "ISSUER"), NRM Investments, Inc., a Delaware corporation (the "GUARANTOR" and, collectively with the Issuer, the "OBLIGORS"), and The Chase Manhattan Bank (as successor in interest to Robert Fleming Inc., the "AGENT"), in its capacity as agent for the Holders under that certain Senior Subordinated Secured Note Purchase Agreement dated as of April 16, 1998 (as amended by the Amendment to Senior Subordinated Secured Note Purchase Agreement, dated as of December 23, 2000, and including all annexes, exhibits and schedules thereto, the "SECURED NOTE PURCHASE AGREEMENT"). Capitalized terms used and not otherwise defined herein shall have the meaning ascribed to such terms in the Secured Note Purchase Agreement.

                              W I T N E S S E T H:

         WHEREAS, the Obligors, the Purchaser, and the Agent each have entered into the Secured Note Purchase Agreement providing for the sale and purchase of the Issuer's 11.75% Senior Subordinated Secured Notes due April 15, 2001 (the "SECURED NOTES"); and

         WHEREAS, the Obligors are also parties to that certain Senior Subordinated Note Purchase Agreement dated as of April 16, 1998 (as amended by the Amendment to Senior Subordinated Note Purchase Agreement, dated as of December 23, 2000, and including all annexes, exhibits and schedules thereto, the "UNSECURED NOTE PURCHASE AGREEMENT") providing for the sale and purchase of the Issuer's 11.75% Senior Subordinated Notes due April 15, 2001 (the "UNSECURED NOTES"); and

         WHEREAS, the Issuer has requested that (i) the Agent and the Holders amend the Secured Note Purchase Agreement and the Secured Notes by, among other things, extending the maturity date of the Secured Notes; (ii) the Holders waive in certain respects compliance with the covenants set forth in Sections 6.01(a), 7.06(e), 7.15 and 7.16 of the Secured Note Purchase Agreement; and (iii) the Agent shall forbear, on behalf of and upon the direction of the Holders, from
(a) collecting interest with respect to the Secured Notes until the amended maturity date, and (b) enforcing any rights and remedies it may have pursuant to the Secured Note Purchase Agreement in connection with non-payment of such interest; and

         WHEREAS, the Obligors have indicated that they will (i) obtain an amendment of the Unsecured Note Purchase Agreement and the Unsecured Notes by, among other things, extending the maturity date of the Unsecured Notes; (ii) obtain a waiver of compliance with the covenants set forth in Sections 6.01(a),
7.15 and 7.16 of the Unsecured Note Purchase Agreement in certain respects; and
(iii) obtain a forbearance from the enforcement of certain rights and remedies of the Agent pursuant to the Unsecured Note Purchase Agreement until the amended maturity date; and




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         WHEREAS, all the Holders of the Secured Notes have consented to this
Amendment; and

         WHEREAS, the Agent is willing to enter into this Amendment on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the above premises the Obligors and the Agent, on behalf of itself and the Holders, each agrees as follows:

         1. Amendment to Secured Note Purchase Agreement and Secured Notes. Effective as of the Amendment Effective Date (as defined below):

            1.1 The first paragraph of Exhibit A to the Secured Note Purchase Agreement and the first paragraph of the Secured Notes shall each be amended by replacing the language "on April 15, 2001" with "on October 15, 2001".

            1.2 Section 8.01(w)(i) of the Secured Note Purchase Agreement shall be amended in its entirety to read as follows:

         as soon as available, but no later than (a) April 30, 2001, a cash flow forecast, projected on a weekly basis, and projected financial statements, including, without limitation, a balance sheet, income statement, and statement of cash flows, projected on a monthly basis, through July 30, 2001, as prepared by the Issuer and reviewed by the Financial Advisor and (b) July 15, 2001, a cash flow forecast, projected on a weekly basis, and projected financial statements, including, without limitation, a balance sheet, income statement, and statement of cash flows, projected on a monthly basis, through October 15, 2001, as prepared by the Issuer and reviewed by the Financial Advisor

         2. Waiver.

            2.1 Effective as of the Amendment Effective Date, the Holders hereby waive, without waiving any other right under or term, condition or provision of the Secured Note Purchase Agreement:

                  2.1.1 the requirement that the semiannual interest payment due April 15, 2001 be paid when due; provided, however, that on the earlier to occur of October 15, 2001 and the occurrence of an Event of Default under the Secured Note Purchase Agreement, the Issuer shall pay to the Agent, on behalf of each of the Holders, all amounts due with respect to unpaid interest on the Secured Notes through and including October 15, 2001 or such earlier date.

                  2.1.2 compliance with the covenant set forth in Section 6.01(a) of the Secured Note Purchase Agreement to the extent applicable to the auditor's opinion relating to the audited financial statements for the Issuer's Fiscal Year ending March 31, 2001.


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                  2.1.3 compliance with the covenant set forth in Section
7.06(e) of the Secured Note Purchase Agreement with respect to, and only with respect to, the Issuer's Fiscal Year ended March 31, 2001 and the period from the Amendment Effective Date through and including October 15, 2001.

                  2.1.4 compliance with the covenant set forth in Section 7.15 of the Secured Note Purchase Agreement with respect to, and only with respect to, each calendar month through and including July, 2001.


                  2.1.5 compliance with the covenant set forth in Section 7.16 of the Secured Note Purchase Agreement with respect to, and only with respect to, the Fiscal Year ended March 31, 2001 and the fiscal quarter ended March 31, 2001.

            2.2 Effective as of, and subject to the occurrence of, the Waiver Effective Date (as defined below), the Holders hereby waive, without waiving any other right under or term, condition or provision of the Secured Note Purchase
Agreement:

                  2.2.1 compliance with the covenant set forth in Section 7.15 of the Secured Note Purchase Agreement with respect to, and only with respect to, each calendar month through and including September, 2001;

                  2.2.2 compliance with the covenant set forth in Section 7.16 of the Secured Note Purchase Agreement with respect to, and only with respect to, the fiscal quarter ended June 30, 2001.

         3. Forbearance.

            3.1 As of the Amendment Effective Date and through and including October 15, 2001 (the "FORBEARANCE Period"), the Agent, on behalf of the Holders, shall not commence any legal proceeding or take any other action to collect or enforce any remedies under the Secured Note Purchase Agreement or the Secured Notes or to foreclose its security interests in and liens on the Collateral and the Pledged Securities on the basis of an Event of Default resulting from the failure by the Issuer to make any payment of interest due on the Secured Notes through but not including October 15, 2001; provided, that on October 15, 2001, the Agent, on behalf of each of the Holders, shall receive from the Issuer, and the Issuer shall pay to the Agent, on behalf of each of the Holders, all amounts due with respect to unpaid interest on the Secured Notes to and including October 15, 2001.

            3.2 Notwithstanding any provision of this Amendment to the contrary, the Forbearance Period shall terminate immediately upon the occurrence of any Event of Default under the Secured Note Purchase Agreement which is not expressly set forth above in Section 3.1.

         4. Amendment Effective Date. This Amendment shall be effective as of the date first written above (the "AMENDMENT EFFECTIVE DATE") subject to the satisfaction of each of the following conditions precedent:



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            4.1 The Agent shall have received, in form and substance
satisfactory to the Agent in its sole discretion, duly executed original counterparts of this Amendment from each of the Issuer and the Guarantor.

            4.2 The Agent shall have received from the Issuer reimbursement for all reasonable costs and expenses incurred by the Agent through and including the Amendment Effective Date, including, without limitation, the reasonable fees and expenses of counsel to the Agent.

            4.3 The Agent, on behalf of each of the Holders, shall have received from the Issuer, and the Issuer shall have paid to the Agent, on behalf of each of the Holders, a fee in the amount of one quarter of one percent (0.25%) of the aggregate principal amount of the outstanding Secured Notes held by each of the Holders.

            4.4 The Issuer shall have obtained from the Holders under the Unsecured Note Purchase Agreement an amendment, waiver and forbearance with respect to the Unsecured Note Purchase Agreement and the Unsecured Notes, similar in form and substance to this Amendment, relating to the maturity date of the Unsecured Notes, payment of interest, the covenants set forth in Sections 6.01(a), 7.06(e), 7.15 and 7.16 of the Unsecured Note Purchase Agreement and the forbearance of the enforcement of certain remedies under the Unsecured Note Purchase Agreement and the Unsecured Notes, and the Agent shall have received a fully executed copy of the same.

            4.5 All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions described in this Amendment shall be satisfactory in all respects in form and substance to the Agent.

         5. Waiver Effective Date. Section 2.2 of this Amendment shall be effective as of August 15, 2001 (the "WAIVER EFFECTIVE DATE") subject to the satisfaction of each of the following conditions precedent:

            5.1 The Agent shall have received, in form and substance satisfactory to the Agent in its sole discretion, duly executed waiver certificates, in the form of Exhibit A hereto, from the Holders of two-thirds of the aggregate principal amount of the outstanding Secured Notes.

            5.2 The Agent shall have received from the Issuer reimbursement for all reasonable costs and expenses incurred by the Agent through and including the Waiver Effective Date, including, without limitation, the reasonable fees and expenses of counsel to the Agent.

            5.3 The Agent shall have received copies of the waiver certificates executed by the Holders of two-thirds of the aggregate principal amount of the outstanding Unsecured Notes in connection with the amendment, waiver and forbearance of the Unsecured Note Purchase Agreement and the Unsecured Notes of even date herewith.

            5.4 The Agent shall have received from each of the Issuer and the Guarantor an Officer's Certificate certifying that each of the representations and warranties of




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the Obligors set forth in Section 6 of this Amendment shall be true and correct on and as of the Waiver Effective Date to the same extent as such representations and warranties are true and correct on and as of the Amendment Effective Date.

            5.5 All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions described in this Amendment shall be satisfactory in all respects in form and substance to the Agent.

            Upon satisfaction of each of the foregoing conditions precedent, the Agent shall deliver to the Issuer a notice in the form of Exhibit B hereto.

         6. Representations and Warranties of the Obligors. The Obligors each represent and warrant to the Agent and the Holders that, as of the Amendment Effective Date and after giving effect to this Amendment:

            6.1 All of the representations and warranties of the Issuer and the Guarantor contained in this Amendment, the Secured Note Purchase Agreement, and the other Note Documents are true and correct on and as of the Amendment Effective Date, as if then made (other than representations and warranties which expressly related to an earlier date and except for changes therein expressly permitted by the Secured Note Purchase Agreement).

            6.2 No Default or Event of Default has occurred or is continuing or will result after giving effect to this Amendment.

            6.3 The Issuer is not and will not be in breach of any financial covenant tested as of the Amendment Effective Date, except as have been expressly waived by this Amendment.

            6.4 Since April 16, 1998, except for information previously publicly disclosed or disclosed in writing by the Issuer to the Agent, (i) no event or condition has occurred or is existing which could reasonably be expected to have a Material Adverse Effect, (ii) no litigation has been commenced which, if successful, would have a Material Adverse Effect or could challenge any of the transactions contemplated by the Secured Note Purchase Agreement, this Amendment, or the Note Documents, and (iii) there has been no material increase in liabilities, liquidated or contingent, and no material decrease in assets of either the Issuer or the Guarantor.

            6.5 The Obligors have received with respect to the Unsecured Note Purchase Agreement and the Unsecured Notes the executed amendment, waiver and forbearance referred to in Section 4.5 hereof, and such amendment, waiver and forbearance is binding and in full force and effect.

            6.6 The execution and delivery of this Amendment and related documents by the Issuer and the Guarantor, and the performance of the transactions contemplated hereby and thereby, (a) are within each such Person's corporate power, (b) have been duly authorized by all necessary or proper corporate and shareholder action, and (c) do not conflict with or violate any contract or agreement to which the Issuer or the Guarantor may be a party; this Amendment and such documents have been duly executed and delivered by, and each





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constitutes a legal, valid, and binding obligation of, the Issuer and the
Guarantor, enforceable against each in accordance with its respective terms.

         7. Reference to and Effect on the Note Documents.

            7.1 Upon the Amendment Effective Date and the Waiver Effective Date, as the case may be, each reference in the Secured Note Purchase Agreement to "this Agreement", "hereunder", "hereof' or words of like import, each reference in the Secured Notes to "this Secured Note", "hereunder", "hereof' or words of like import, and each reference in the Note Documents to the Secured Note Purchase Agreement or the Secured Notes shall mean and be a reference to the Secured Note Purchase Agreement or the Secured Notes, as the case may be, as amended hereby.

            7.2 This Amendment shall constitute a part of and be included in the definition of Note Documents in the Secured Note Purchase Agreement.

            7.3 This Amendment shall be limited solely to the matters expressly set forth herein and shall not (i) constitute a waiver or amendment of any other right, provision, term or condition of the Secured Note Purchase Agreement, the Secured Notes or any other Note Documents, (ii) prejudice any rights or remedies which Holders may now have or may have in the future under or in connection with the Secured Note Purchase Agreement, the Secured Notes or any other Note Documents, as amended hereby, (iii) require the Holders to agree through the Agent or the consent of all the Holders to a similar amendment or waiver on a future occasion, or (iv) create any rights herein to any other Person or other beneficiary or otherwise, except to the extent specifically provided herein.

            7.4 Except to the extent specifically consented to herein, the respective provisions, terms and conditions of the Secured Note Purchase Agreement, the Secured Notes and the other Note Documents shall not be amended, modified, waived, impaired or otherwise affected hereby, and such documents and the Obligations under each of them are hereby confirmed as being in full force and effect.

         8. Time of the Essence. Each of the Obligors acknowledges and agrees that time is of the essence with respect to each and every term of this Amendment.

         9. Miscellaneous.

            9.1 Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

            9.2 GOVERNING LAW. THIS AMENDMENT, AND ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE HEREOF, SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE




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AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF
AMERICA.

            9.3 Payments and Transfers of Funds. All payments or other transfers of funds to the Agent under this Amendment shall be made in the lawful currency of the United States by wire transfer of immediately available funds to the Agent in accordance with the wire instructions specified in Exhibit C hereto.




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                  IN WITNESS WHEREOF, the Issuer, the Guarantor, and the Agent
have caused this Amendment to be executed by their respective duly authorized officers as of the date first above written.

NATIONAL RECORD MART, INC.


By: /s/ THERESA CARLISE
    --------------------------------------
    Name: Theresa Carlise
    Title: Senior Vice President and CFO

NRM INVESTMENTS, INC.


By: /s/ THERESA CARLISE
    --------------------------------------
    Name: Theresa Carlise
    Title: President



THE CHASE MANHATTAN BANK, SUCCESSOR
IN INTEREST TO ROBERT FLEMING, INC., AS THE AGENT


By: /s/ MICHAEL LANCIA
    --------------------------------------
    Name: Michael Lancia
    Title: Vice President



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                                    EXHIBIT A

                               WAIVER CERTIFICATE


                                                                         , 2001
                                                       -----------------

The Chase Manhattan Bank,
         as Agent under the Secured
         Note Purchase Agreement
         (as defined below)


                  Reference is hereby made to the Second Amendment to Senior Subordinated Secured Note Purchase Agreement and Waiver and Forbearance Agreement, dated as of April 13, 2001 (the "AMENDMENT"), among National Record Mart, Inc., a Delaware corporation (the "ISSUER"), NRM Investments, Inc., a Delaware corporation, and The Chase Manhattan Bank (as successor in interest to Robert Fleming Inc., the "AGENT"), in its capacity as agent for the Holders under that certain Senior Subordinated Secured Note Purchase Agreement dated as of April 16, 1998 (as amended, and including all annexes, exhibits and schedules thereto, the "SECURED NOTE PURCHASE AGREEMENT"). Capitalized terms used herein shall have the meanings ascribed in the Amendment.

                  The undersigned hereby certifies that it is a Holder of the Secured Notes. Pursuant to Section 5.1 of the Amendment, the Holder hereby waives the covenants set forth in Sections 7.15 and 7.16 of the Secured Note Purchase Agreement, as described in Section 2.2 of the Amendment.


                                        [Name of Holder]



                                        By
                                          ------------------------------------
                                          Name:
                                          Title:


                                          Percentage of Principal Held:_______%


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                                    EXHIBIT B

                          WAIVER EFFECTIVE DATE NOTICE


                                                                August 15, 2001


National Record Mart, Inc.
507 Forest Avenue
Carnegie, PA 15106-2873
Attention:  Theresa Carlise


                  Reference is hereby made to the Second Amendment to Senior Subordinated Secured Note Purchase Agreement and Waiver and Forbearance Agreement, dated as of April 13, 2001 (the "AMENDMENT"), among National Record Mart, Inc., a Delaware corporation, NRM Investments, Inc., a Delaware corporation, and The Chase Manhattan Bank (as successor in interest to Robert Fleming Inc., the "AGENT"), in its capacity as agent for the Holders under that certain Senior Subordinated Secured Note Purchase Agreement dated as of April 16, 1998, as amended.

                  We hereby notify you that the conditions precedent to the Waiver Effective Date set forth in Section 5 of the Amendment have been satisfied.


                                        THE CHASE MANHATTAN BANK,
                                        as Agent

                                        By: /s/ MICHAEL LANCIA
                                           ------------------------------------
                                           Name: Michael Lancia
                                           Title: Vice President



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                                    EXHIBIT C

                             AGENT WIRE INSTRUCTIONS

The Chase Manhattan Bank
52 Broadway 3rd Floor
New York, N.Y. 10004
ABA # 021000021
For credit to the Special Loan Group a/c # 144002419
Attn: Michael Lancia
Ref: National Record Mart